Exhibit 99.1

Heritage Bank of Commerce Enters Into Agreement to Acquire Bay View Funding

Bay View Funding is a nationally recognized leader in the factoring industry; Earnings accretive acquisition diversifies and expands Heritage’s commercial offerings

SAN JOSE, Calif., Oct. 8, 2014 (GLOBE NEWSWIRE) — Heritage Commerce Corp (Nasdaq:HTBK) parent company of Heritage Bank of Commerce, announced today that Heritage Bank of Commerce has signed a definitive stock purchase agreement to acquire BVF/CSNK Acquisition Corp. (“BVF”) for $22.5 million in cash. Based in Santa Clara, California, BVF is the parent company of CSNK Working Capital Finance Corp. dba Bay View Funding, which provides business-essential working capital factoring financing to various industries throughout the United States.

BVF had total assets of $43.8 million as of August 31, 2014. Upon completion of the acquisition, BVF will become a subsidiary of Heritage Bank of Commerce, reporting directly to Keith Wilton, EVP and Chief Operating Officer of Heritage Bank of Commerce.

“Combining BVF’s talented staff and national reach with Heritage Bank of Commerce’s funding further diversifies Heritage’s commercial product offerings,” said Keith Wilton. “The platform is scalable and is aligned with recent key product initiatives designed to deliver a full spectrum of commercial lending products to our markets. From commercial and industrial; to asset-based; to factoring, Heritage now serves a wide range of commercial clients in our Bay Area footprint and beyond.”

“Bay View Funding is very excited to be joining the Heritage Bank family of talented and dedicated bankers. Heritage’s commitment to their clients and local communities complements our 30 year history of servicing our clients locally and across the country,” said Glen Shu, President and Chief Executive Officer of Bay View Funding. “The many strengths of the Bank, combined with BVF’s expertise in the factoring industry, will make us an even stronger market leader as we move forward.”

“This transaction, along with the recently announced dividend increase, represents another effective use of our capital,” said Walter Kaczmarek, President, and CEO of Heritage Bank of Commerce. “This represents a disciplined acquisition which leverages excess capital, deploys excess liquidity into significantly higher yielding assets and increases profitability.”

The boards of both companies and shareholders of BVF have approved the transaction. Completion of the acquisition is expected as soon as possible after receipt of any regulatory approvals required.

Heritage Bank of Commerce expects to incur pre-tax acquisition and integration costs of approximately $1.0 million to $1.3 million in the 3rd and 4th quarters of 2014.

Upon completion and full integration of the acquisition of BVF by Heritage Bank of Commerce, management anticipates the following pro-forma financial impact on Heritage Commerce Corp:

•                                          EPS accretion in excess of 20% in 2015

•                                          Reduction of the overall efficiency ratio to the low 60% range in 2015

•                                          Internal rate of return in excess of 25%

•                                          Tangible book value dilution earn back of less than 4.5 years

•                                          Cost savings, other than funding and directors’ compensation costs, are expected to be minor

•                                          The operational integration of the combined institutions is expected to be minimal and completed relatively soon after closing

Heritage Commerce Corp and Heritage Bank of Commerce were represented by Buchalter Nemer, a professional corporation, and Keefe, Bruyette & Woods, A Stifel Company, provided advisory services to the Heritage Commerce Corp and Heritage Bank of Commerce Boards of Directors.

Conference Call

Management will host a conference call regarding this announcement on Thursday, October 9, 2014, at 9:00 a.m. Pacific Time (12:00 noon ET). Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (412) 317-6016 immediately prior to the call and ask for the Heritage Commerce conference call. If calling from Canada, please dial: (855) 669-9657. To listen to the call online, either live or archived, visit Heritage’s website at www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the Company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. The forward-looking statements could be affected by many factors, including but not limited to: (1) local, regional, and national economic conditions and events and the impact they may have on us and our customers, and our assessment of that impact on our estimates including, the allowance for loan losses; (2) continued delay in the pace of economic recovery and continued stagnant or decreasing employment levels; (3) changes in the financial performance or condition of the Company’s customers, or changes in the performance or creditworthiness of our customers’ suppliers or other counterparties, which could lead to decreased loan utilization rates, delinquencies, or defaults and could negatively affect our customers’ ability to meet certain credit obligations; (4) volatility in credit and equity markets and its effect on the global economy; (5) changes in consumer spending, borrowings and saving habits; (6) competition for loans and deposits and failure to attract or retain deposits and loans; (7) the ability to increase market share and control expenses; (8) risks associated with concentrations in real estate related loans; (9) other-than-temporary impairment charges to our securities portfolio; (10) an oversupply of inventory and deterioration in values of California commercial real estate; (11) a prolonged slowdown in construction activity; (12) changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for loan losses and the Company’s provision for loan losses; (13) the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (14) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (15) our ability to raise capital or incur debt on reasonable terms; (16) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (17) the impact of reputational risk on such matters as business generation and retention, funding and liquidity; (18) the impact of cyber security attacks or other disruptions to the Company’s information systems and any resulting compromise of data or disruptions in service; (19) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the Company are uncertain; (20) the impact of revised capital requirements under Basel III; (21) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (22) changes in the competitive environment among financial or bank holding companies and other financial service providers; (23) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (24) the costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; and (25) our success in managing the risks involved in the foregoing items. For a discussion of factors which could cause results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company’s press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

About Heritage Bank of Commerce

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Hollister, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender with an additional Loan Production Office in Lincoln, California. For more information, please visit www.heritagecommercecorp.com.

CONTACT: Keith Wilton, EVP, Chief Operating Officer (408) 494-4534